 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX		77381
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 14, 2014, Newpark Resources, Inc. (“Newpark” or the “Company”) filed a Current Report on Form 8-K announcing that its Board of Directors had increased the size of the Board of Directors to eight members, and appointed Mr. Anthony J. Best and Mr. Roderick A. Larson as members of the Board of Directors to fill the vacancies created by the increase. This Current Report on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on March 14, 2014, to provide disclosure of the Board of Directors’ subsequent appointment of Messrs. Best and Larson to certain committees of the Board of Directors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Board of Directors appointed both Anthony J. Best and Roderick A. Larson as a member to each of the Nominating and Corporate Governance Committee, Compensation Committee and the Audit Committee.

Set forth below are all of the members and chairmen on the committees to the Board of Directors who were elected by the Board of Directors on May 22, 2014:

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Gary L. Warren, Chairman

Anthony J. Best

G. Stephen Finley

Roderick A. Larson

James W. McFarland, Ph.D.

COMPENSATION COMMITTEE

James W. McFarland, Ph.D., Chairman

Anthony J. Best

G. Stephen Finley

Roderick A. Larson

Gary L. Warren

AUDIT COMMITTEE

G. Stephen Finley, Chairman

Anthony J. Best

Roderick A. Larson

James W. McFarland, Ph.D.

Gary L. Warren

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: May 28, 2014	By:	/s/ Gregg S. Piontek
Gregg S. Piontek, Vice President and Chief Financial Officer